As filed with the Securities and Exchange Commission on February 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4839948
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

2019 Stock Incentive Plan

2019 Employee Stock Purchase Plan

2022 Inducement Stock Incentive Plan

Inducement Stock Option Awards (August 2023 – December 2023)

(Full title of the plan)

Alex C. Sapir

President and Chief Executive Officer

Fulcrum Therapeutics, Inc.

26 Landsdowne Street

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(617) 651-8851

(Telephone number, including area code, of agent for service)

Copies to:

Mitchell Bloom, Esq. Marianne Sarrazin, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Curtis Oltmans, Esq. Chief Legal Officer Fulcrum Therapeutics, Inc. 26 Landsdowne Street Cambridge, Massachusetts 02139 (617) 651-8851

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Fulcrum Therapeutics, Inc. (“Fulcrum”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (i) 2,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”) under Fulcrum’s 2019 Stock Incentive Plan (the “2019 Plan”), (ii) 428,571 shares of Common Stock under Fulcrum’s 2019 Employee Stock Purchase Plan (the “ESPP”), in the case of (i) and (ii) pursuant to the provisions for each plan that provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under each plan, (iii) 724,080 shares of Common Stock issuable under new hire inducement stock option awards granted between August 2023 and December 2023 under Fulcrum’s 2022 Inducement Stock Incentive Plan, as amended (the “Inducement Plan” and, together with the ESPP and the 2019 Plan, the “Plans”) to certain employees of Fulcrum as inducement material to entry into employment with Fulcrum in accordance with Nasdaq Listing Rule 5635(c)(4), and (iv) 675,920 shares of Common Stock reserved for issuance under the Inducement Plan. In each case, the additional shares are of the same class as other securities for which a registration statement relating to the Plans has previously been filed and is effective. Accordingly, this registration statement incorporates by reference the contents of the registration statements on Form S-8 (File No.  333-233452) filed on August 26, 2019, Form S-8 (File No.  333-236910) filed on March 5, 2020, Form S-8 (File No.  333-253862) filed on March 4, 2021, Form S-8 (File No.  333-262356) filed on January 27, 2022, Form S-8 (File No.  333-263249) filed on March 3, 2022 and Form S-8 (File No.  333-270385) filed on March 9, 2023, pursuant to General Instruction E, except with respect to Item 8. Exhibits thereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2019)

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2023)

4.3	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2019)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Stock Incentive Plan of the registrant (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-232260) filed with the Securities and Exchange Commission on July 8, 2019)

99.2	Form of Stock Option Agreement under the 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-232260) filed with the Securities and Exchange Commission on July 8, 2019)

99.3	Form of Restricted Stock Unit Agreement under the 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2022)

99.4	2019 Employee Stock Purchase Plan of the registrant (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-232260) filed with the Securities and Exchange Commission on July 8, 2019)

99.5	2022 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2022)

99.6	First Amendment to 2022 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2023)

99.7	Second Amendment to 2022 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2024)

99.8	Form of Non-Statutory Stock Option Agreement under the 2022 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2022)

99.9	Form of Restricted Stock Unit Agreement under the 2022 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2022)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 27th day of February, 2024.

Fulcrum Therapeutics, Inc.

By:	/s/ Alex C. Sapir
Name:	Alex C. Sapir
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Alex C. Sapir and Alan Musso, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Alex C. Sapir Alex C. Sapir	President and Chief Executive Officer, Director (Principal Executive Officer)	February 27, 2024

/s/ Alan Musso Alan Musso	Chief Financial Officer (Principal Financial Officer)	February 27, 2024

/s/ Gregory Tourangeau Gregory Tourangeau	Vice President, Finance (Principal Accounting Officer)	February 27, 2024

/s/ Kate Haviland Kate Haviland	Chairman of the Board	February 27, 2024

/s/ Robert J. Gould Robert J. Gould	Director	February 27, 2024

/s/ Sonja L. Banks Sonja L. Banks	Director	February 27, 2024

/s/ James J. Collins James J. Collins	Director	February 27, 2024

/s/ Katina Dorton Katina Dorton	Director	February 27, 2024

/s/ Alan Ezekowitz Alan Ezekowitz	Director	February 27, 2024

/s/ James Geraghty James Geraghty	Director	February 27, 2024